Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8	33-39458	1996 Stock Plan
Form S-8	33-51110	Nonstatutory Stock Option Plan
Form S-8	333-08693	1996 Stock Plan, 1990 Directors' Option Plan, 1998 Employee Qualified Stock Purchase Plan and Teleos Research 1996 Stock Plan
Form S-8	333-15037	Nonstatutory Stock Option Plan
Form S-8	333-62655	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-81207	1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock Option Plan
Form S-8	333-92539	Nonstatutory Stock Option Plan
Form S-8	333-45928	1996 Stock Plan, 2000 Directors' Option Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-67974	1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock Option Plan
Form S-8	333-88682	Revit Technology Corporation 1998 Stock Plan, 1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-106556	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-116203	1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-133015	Emerging Solutions, Inc. 1999 Equity Ownership Plan
Form S-8	333-134560	Autodesk, Inc. 2006 Employee Stock Plan, Autodesk, Inc. 2000 Directors' Option Plan, Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, and Alias Systems Holdings Inc. 2004 Stock Option Plan
Form S-8	333-149964	Autodesk, Inc. 2008 Employee Stock Plan, Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-153372	Autodesk, Inc. 2000 Directors' Option Plan
Form S-8	333-158131	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-165561	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan and Autodesk, Inc. 2010 Outside Directors' Stock Plan
Form S-8	333-169137	Autodesk, Inc. 2008 Employee Stock Plan, As Amended and Restated
Form S-8	333-172936	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan
Form S-8	333-179514	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, Autodesk, Inc. 2012 Employee Stock Plan and Autodesk, Inc. 2012 Outside Directors' Stock Plan
Form S-3ASR	333-185265	Senior Debt Securities
Form S-8	333-187338	Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan

of our reports dated March 10, 2014, with respect to the consolidated financial statements and schedule of Autodesk, Inc., and the effectiveness of internal control over financial reporting of Autodesk, Inc., included in this Annual Report (Form 10-K) of Autodesk, Inc. for the year ended January 31, 2014.

/s/ ERNST & YOUNG LLP

San Francisco, California
March 10, 2014